FURNITURE AND FIXTURES LEASE RENEWAL AGREEMENT
                 ----------------------------------------------

     KNOWN ALL MEN BY THESE PRESENTS that this Agreement (a renewal of the "Equipment Lease Agreement" dated the 1st of May, 1989) made this 1st day of May, 1994, by and between CASELLA ASSOCIATES, a Vermont Partnership with its principal place of business located in the City of Rutland, County of Rutland, and State of Vermont, hereinafter referred to as "Lessor" and CASELLA WASTE MANAGEMENT, INC., a Vermont corporation in the City of Rutland, County of Rutland and State of Vermont, hereinafter referred to as "Lessee" as follows:

     1. SUBJECT. Lessor leases to Lessee and the Lessee hires from Lessor the following property as set forth in this paragraph (hereinafter referred to as "Furniture and Fixtures"): Office equipment including but not limited to desks, chairs, table and file cabinets as may be replaced or supplemented from time to time by Lessor or at the request of Lessee.

     2. RENEWED TERM AND RENT. This Lease is for a renewed term of sixty (60) months commencing on the 1st day of May, 1994, and ending the 30th day of April, 1999, for a monthly rent of Nine Hundred Fifty and 00/100 Dollars ($950.00) to be paid by the Lessee to Lessor in monthly installments on the 1st day of each and every month during the term hereof. Upon expiration of the Renewed Term, Lessee shall purchase for cash consideration, all (but not less than all) of the Furniture and Fixtures for an amount equal to Five Thousand and 00/100 Dollars ($5,000.00) plus all applicable sales, use and other taxes thereon, on an "as is, where is" basis.

     3. SECURITY INTEREST. In order to secure payment and performance of Lessee's obligations hereunder, Lessee hereby grants Lessor a security interest in (i) the Furniture and Fixtures, and (ii) all proceeds of such property, including but not limited to insurance proceeds.

     4. TAXES AND OTHER CHARGES.

          (a) The Lessee shall pay all use taxes, personal property taxes or other direct taxes imposed on the ownership, possession, use or operation of the Furniture and Fixtures or levies against or based upon the ownership, title or

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property rights or interest in and to said equipment and the same shall be billed to the Lessee by the Lessor as it comes due.

          (b) All certificates of title or registration applicable to the Furniture and Fixtures shall be applied for, issued and maintained in the name of the Lessor as owner, and the lessee shall pay all costs in relation thereto.

          (c) If the taxes, licensing, registration or permit fees, fines or other charges that the Lessee is responsible for under this paragraph are levied, assessed, charged, or imposed against the Lessor, it shall notify the Lessee in writing of such fact. The Lessor shall have the option, but not the obligation, to pay any such tax, licensing, registration, or permit fee, fine or other charge whether levied, assessed, charged or imposed against the Lessor or the Lessee. In the event such payment is made by Lessor, the Lessee shall reimburse the Lessor within seven (7) days after receipt of an invoice thereof, and the failure to make such reimbursement when due shall be deemed a default on the part of Lessee.

     5. MAINTENANCE AND REPAIR. The Lessee shall pay all expenses at the Lessee's sole cost and expense to keep the Furniture and Fixtures in good repair, mechanical condition and operating order.

          (a) Lessee shall at its own cost and expense make all repairs as may be necessary to keep and maintain Furniture and Fixtures at all times in first class condition and repair.

          (b) Lessee, at Lessee's own cost and expense and without any obligation or liability whatsoever on the part of Lessor, shall keep the Furniture and Fixtures in good repair, condition, and working order and shall furnish any and all parts, mechanisms and devices required to keep the Furniture and Fixtures in good mechanical and working order, all of which shall become Furniture and Fixtures covered by this Lease.

          (c) The Lessee shall at all times provide suitable garage facilities and appropriate service for the Furniture and Fixtures including washing, polishing, cleaning, inspection and storage space and, at the end or other expiration of this Lease, shall return the Furniture and Fixtures to the Lessor at the address above set

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forth in the same condition and state of repair as it was at the date of delivery, ordinary wear and tear excepted.

     6. INSURANCE. The Lessee hereby indemnifies and shall hold the Lessor harmless from all loss and damage the Lessor may sustain or suffer by reason of:

          (a) The loss of or damage to the Furniture and Fixtures because of fire, theft, collision, lightning, flood, windstorm, explosion or other casualty, or

         (b) The death of or injury to the person or property of any third person as a result, in whole or part, of the use or maintenance of the Furniture and Fixtures during the term of this Lease; and the Lessee shall procure at the Lessee's cost and expense, a policy or policies of insurance issued by a company satisfactory to the Lessor with premiums prepaid thereon, insuring the Lessee against the risks and hazards specified in (a) above to the extent of the full value of the Furniture and Fixtures and against the risks and hazards as specified above in minimum amounts of $300,000/$500,000 personal injury liability and $50,000 property damage liability. Such policy or policies shall name the Lessor as loss payee and not as co-insured, shall be delivered to the Lessor simultaneously with or prior to the delivery to the Lessee of the leased Furniture and Fixtures, and shall carry an endorsement by the insurer either upon the policy or policies issued by it or by an independent instrument that the Lessor will receive 30 days' written notice of the alteration or cancellation of such policy and policies.

          (c) Failure by the Lessee to procure such insurance shall not affect the Lessee's obligations under the terms, covenants and conditions of this Lease, and the loss, damage to, or destruction of the Furniture and Fixtures shall not terminate this Lease nor except to the extent that the Lessor is actually compensated by the insurance paid for by the Lessee, as herein provided, relieve the Lessee from the Lessee's ability hereunder. Should the Lessee fail to procure or maintain the insurance provided herein, the Lessor shall have the option, but not the obligation, to do so on the account of the Lessee. In the event payment for procuring or maintaining such insurance is made by the Lessor, the Lessee shall reimburse the

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Lessor within seven (7) days after receipt of an invoice therefor, and the failure to make such reimbursement when due shall be deemed a default.

          (d) Lessee assumes the risk of liability arising from or pertaining to the possession, operation, or use of such leased Furniture and Fixtures. Lessee does hereby agree to indemnify, hold safe and harmless against, and defend Lessor from any and all claims, costs, expenses, damage and liability arising from or pertaining to the use, possession or operation of such leased Furniture and Fixtures without limiting the generality of the above.

     7. DEFAULT. In the event the Lessee fails to perform any of the terms, conditions, and covenants in the manner and at the time or times required, including but not limited to, the payment in full of any rental payment or the reimbursement on the Lessor of any disbursement made hereunder, or if any proceeding in bankruptcy or insolvency is instituted by or against the Lessee, or if reorganization of the Lessee is sought under any statute, state or federal, or a receiver appointed for the goods and chattels of the Lessee, or the Lessee makes an assignment for the benefit of creditors or makes an attempt to sell, secrete, convert, or remove the Furniture and Fixtures or if any distress, execution, or attachment be levied thereon, or the equipment be encumbered in any way, or if at any time in the Lessor's judgment its rights in the Furniture and Fixtures shall be threatened or rendered insecure, the Lessee shall be deemed to be in default under this Agreement, and the Lessor shall have the right to exercise either of the following remedies:

          (a) To declare the balance of the rental payable hereunder to be due and payable whereupon the same shall become immediately due and payable; or

          (b) To retake and retain the Furniture and Fixtures without demand or legal process, free of all rights of the Lessee, in which case the Lessee authorized the Lessor or its agents to enter upon any premises where the Furniture and Fixtures may be found for the purpose of repossessing the same and the Lessee specifically waives any right of action it might otherwise have arising out of such entry and repossession whereupon all rights of the Lessee in the Furniture and Fixtures shall terminate immediately. If the Lessor retakes possession of the Furniture and Fixtures

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and at the time of such retaking there shall be in, upon or attached to the
Furniture and Fixtures any property, goods or things of value belonging to the Lessee or in the custody or under the control of the Lessee, the Lessor is hereby authorized to take possession of such property, goods, or things of value and hold the same for the Lessee, or place such property, goods or things of value in public storage for the account of, in at the expense of, the Lessee.

     8. WAIVER. Forbearance on the part of the Lessor to exercise any right or remedy available hereunder upon the Lessee's breach of the terms, covenants and conditions of this Agreement or the Lessor's failure to demand the punctual performance thereof shall not be deemed a waiver:

          (a) Of such right or remedy,
          (b) Of the requirement of punctual performance, or
          (c) Of any subsequent breach or default on the part of the Lessee.

     9. ASSIGNMENT.

          (a) Neither this Lease nor the Lessee's rights hereunder shall be assignable by the Lessee without the prior written consent of the Lessor. In the event that the Lessor consents to an assignment, the assignee shall become bound by all of the terms, covenants and conditions of the Lease on the Lessee's part to be performed.

          (b) The Lessor shall have the right to sell or assign this Lease including its right, title and interest to the Furniture and Fixtures and rent reserved herein. In the event of any assignment by the Lessor, the assignee shall acquire all of the rights and remedies possessed by or available to the Lessor. Upon receiving proper notice of any assignment, the Lessee shall thereafter make rental payment and redelivery of the Furniture and Fixtures as therein described.

          10. ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties and shall be binding on their respective heirs, executors, administrators, legal representatives, successors and assigns. This Agreement may not be amended or altered except by a writing signed by both parties.


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 16th day of March, 1994.

                                      LESSOR
                                      CASELLA ASSOCIATES


                                      By:
-------------------------------         -----------------------------------
Witness                                        Duly Authorized Partner


Witness

                                      LESSEE
                                      CASELLA WASTE MANAGEMENT, INC.


                                      By:
-------------------------------         -----------------------------------
Witness                                        Duly Authorized Agent





-------------------------------
Witness


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